Exhibit 1



                             JOINT FILING AGREEMENT

     The undersigned hereby consent to the joint filing by any of them of a Statement on Schedule 13D and any amendments thereto, whether heretofore or hereafter filed, relating to the securities of Comdial Corporation, and hereby affirm that this Amendment No. 2 to the Schedule 13D is being filed on behalf of each of the undersigned.

Dated: November 7, 2002         Commonwealth Associates, L.P.

                                By: Commonwealth Associates Management
                                    Company, Inc., its general partner


                                By:/s/ Joseph P. Wynne
                                   ----------------------------------------
                                Name:  Joseph P. Wynne
                                Title: Chief Financial Officer


Dated: November 7, 2002         Commonwealth Associates Management Company, Inc.


                                By: /s/ Joseph P. Wynne
                                   ------------------------------------------
                                Name:  Joseph P. Wynne
                                Title: Chief Financial Officer


Dated:  November 7, 2002        Commonwealth Group Holdings, LLC


                                By:  /s/ Michael S. Falk
                                     ----------------------------------------
                                Name:  Michael S. Falk
                                Title:


Dated: November 7, 2002         ComVest Management, LLC


                                By: /s/ Joseph P. Wynne
                                   ------------------------------------------
                                Name:  Joseph P. Wynne
                                Title: Chief Financial Officer


Dated: November 7, 2002         /s/ Michael S. Falk
                                ---------------------------------------------
                                Michael S. Falk